EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130310, No. 333-144491, No.333-152941, No. 333-161145 and No. 333-198063) and the Registration Statement on Form S-3 (No. 333-198058) of Dealertrack Technologies, Inc. of our reports dated February 6, 2015 and February 14, 2014, relating to the consolidated financial statements of Chrome Data Solutions, LP, which appear in this Form 10-K.

/s/ BDO Canada LLP

Toronto, Canada
February 24, 2015